SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 15, 2003

August Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(I.R.S. Employer Identification Number)

4900 West 78th Street Bloomington, MN	55435
(Address of Principal Executive Offices)	(Zip Code)

952-820-0080
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.                                                           Acquisition or Disposition of Assets.

On April 15, 2003, August Technology Corporation (the “Company”) completed the purchase of all of the outstanding capital stock of Semiconductor Technologies & Instruments, Inc., a Delaware corporation (“STI”), pursuant to a Settlement and Purchase Agreement dated February 26, 2003, as amended, by and between the Company, STI and STI’s sole shareholder, ASTI Holdings, Limited (“ASTI”) of Singapore.  The Settlement and Purchase Agreement also resolved any remaining disputes between the Company and STI and ASTI regarding the May 23, 2002 Purchase Agreement with STI and ASTI that the Company terminated in August 2002.  Pursuant to the Settlement and Purchase Agreement, the Company purchased all of the outstanding stock of STI for a purchase price of $1.25 million in cash and 215,385 shares of the Company’s common stock.  The purchase price was determined through negotiation by the parties and the Company used existing cash resources to pay the cash portion of the purchase price.  The parties have placed shares issued in the transaction in escrow to secure ASTI’s performance of certain covenants including ASTI’s agreement to indemnify the Company against any damages in connection with STI’s dispute with a third party.

The Company’s ability to benefit from the acquisition will depend upon how quickly and effectively the Company integrates STI’s operations and personnel with its business.  Unanticipated difficulties or costs in this integration process may adversely affect the Company’s business.   STI is now a wholly owned subsidiary of the Company with nine full time and seven transition employees who will help facilitate a smooth integration.  These employees are in engineering, customer applications, service and sales.  As a result of the acquisition, the Company entered into a two year lease for 10,000 square feet of space in Plano, Texas.

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial statements of the businesses acquired:

It would be impracticable for the Company to provide the financial statements of Semiconductor Technologies & Instruments, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X at the time of filing of this Form 8-K.  The Company will file the required financial statements as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(b)                                 Pro forma financial information:

It would be impracticable for the Company to provide the pro forma financial information required by Article 11 of Regulation S-X at the time of filing of this Form 8-K.  The Registrant will file the required pro forma financial information as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(c)                                  Exhibits:

2.1                                 Definitive Agreement with ASTI Holdings Limited and Semiconductor Technologies & Instruments, Inc. dated May 23, 2002 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2002)

2.2                                 Settlement and Purchase Agreement with ASTI Holdings Limited and Semiconductor Technologies & Instruments, Inc. dated February 26, 2003 (incorporated by reference to Exhibit 2.1 to the Company’s Form 10-K for the year ended December 31, 2002).

2.3                                 Amendments dated March 19, 2003 and April 15, 2003* to the Settlement and Purchase Agreement with ASTI Holdings Limited and Semiconductor Technologies, Inc. dated February 26, 2003.

*                                         A Confidential Treatment Request for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by three asterisks (***).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 30, 2003

AUGUST TECHNOLOGY CORPORATION

		By	/s/ Stanley D. Piekos
Stanley D. Piekos, Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AUGUST TECHNOLOGY CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 15, 2003	000-30637

EXHIBIT NO.		ITEM

2.1

Definitive Agreement with ASTI Holdings Limited and Semiconductor Technologies & Instruments, Inc. dated May 23, 2002 (incorporated by  reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2002)

2.2

Settlement and Purchase Agreement with ASTI Holdings Limited and Semiconductor Technologies & Instruments, Inc. dated February 26, 2003  (incorporated by reference to Exhibit 2.1 to the Company’s Form 10-K for the year ended December 31, 2002).

2.3		Amendments dated March 19, 2003 and April 15, 2003* to the Settlement and Purchase Agreement with ASTI Holdings Limited and Semiconductor Technologies, Inc. dated February 26, 2003

*

A Confidential Treatment Request for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by three asterisks (***).